Exhibit 10.69

SURFACE LEASE
Matagorda County, Texas

THIS LEASE is made and entered into as of the 1st day of August, 2007, but effective on January 1, 2007, by and between CENTURY ASSETS CORPORATION, a Delaware corporation with an office in Houston, Texas (Lessor), and CENTURY RESOURCES INC., a Delaware corporation with offices in Houston Texas (Lessee),

WITNESSETH:

1. That Lessor, in consideration of the rents, covenants and agreements as hereinafter set forth, does by these presents Lease and let unto Lessee, for surface use only, the following described property with all appurtenant Pipeline equipment and facilities and all associated rights-of-way and other real property interests, if any; situated in the Country of Matagorda, State of Texas, to-wit:

Five acres of land, more or less, situated north of Intracoastal Canal and east of State Farm Road No. 457 out of the C.G. Hamill 4764 acre tract in the Wm. Baxter League, Abstract No. 4, Matagorda County, Texas, and more particularly described as follows:

BEGINNING at the south corner of the hereinafter described 5-acre tract, said corner and point of beginning bears North 31° 04′ West, with the center line of State Farm Road No. 457, a distance of 2053.11 feet from the point of intersection of the center line of said road with the northwest right-of-way line of the Intracoastal Canal;

THENCE, at 50.00 feet from and parallel to the center line of said road, North 31° 04′ West 466.69 feet to a point for the west corner of said 5-acre tract;

THENCE, North 58° 56′ East 456.69 feet to a point for the north corner of said 5-acres;

THENCE, South 31° 04′ East 466.69 feet to a point for the east corner of said 5-acres;

THENCE, South 58° 56′ West 466.69 feet to the point of beginning and containing 5.00 acres of the land.

2. Unless sooner terminated by Lessor in the manner hereinafter provided, the term of this lease shall be for a period of one (1) year commencing on January 1, 2007 and shall continue thereafter for successive periods of one (1) year each, until terminated by either Lessor or Lessee, upon thirty (30) days prior written notice.

3. Lessee, in consideration of the leasing of the premises as above set forth, covenants and agrees to pay Lessor, its successors or assigns, as rent for the same, the sum of Twelve Thousand Dollars ($12,000.00) annually, the first payment to be made in advance at the time the Lease is executed by Lessee, and on January 1st of each year thereafter during the term hereof.  In the event Lessee shall fail to pay said rental upon the first day of each succeeding yearly period as herein provided, this Lease shall terminate in the manner hereinafter set out.

4. Lessee shall have the right to terminate this Lease at the end of any calendar month by giving Lessor notice in writing thirty (30) day prior to the end of any such calendar monthly period of its desire to terminate the same, addressed to Lessor at the address set out below.

5. Lessor reserves the right to terminate this Lease as to any or all of the lands covered hereby at any time it desires to do so by giving to Lessee notice, in writing, of its desire to do so, addressed to Lessee at the address set out below.  This lease shall terminate within five (5) days after receipt of such notice from Lessor, and Lessee covenants to peacefully vacate and surrender the premises so terminated. Upon termination of the Lease at any time before the end of any period for which rent is herein provided, Lessor shall return to Lessee any unearned portion of the rental money paid hereunder.

6. Lessee shall place no additional improvements on the property without first obtaining the prior written consent of Lessor. Lessee shall not cut any fences on the premises or damage any improvements of Lessor now situated thereon, keeping all fences in good repair and maintained, keep the ditches and drains, if any, in proper condition and clean the same whenever necessary, and shall mow and otherwise keep the property in a manner acceptable to Lessor.  Failure to do so will result in termination of the Lease.

7.  Lessor reserves full right of ingress and egress, with the right to go over and across the premises herein leased to reach other lands belonging to Lessor, and to have access to said property at all times to the fullest extent, and Lessee does hereby relieve Lessor from any and all responsibility and liability for loss, damage or injury to any of Lessee’s property caused by or arising out of Lessor’s use of the premises covered by this Lease.  Lessee assumes the entire responsibility and liability for any injury or damage to Lessor, its agents, servants or employees, third parties, or the premises, arising out of the use of the property by Lessee under this lease, and agrees to defend and suit or action brought against Lessor or its agents and to pay all damages, costs and expenses, including attorney’s fees, in connection therewith or resulting therefrom.

8.  Warranty by Lessor.  It is understood and agreed that Lessor’s lease of the Property is made AS IS, WHERE IS, WITHOUT WARRANTY EXPRESSED OR IMPLIED AND THAT LESSEE WAIVES THE WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  This Lease is made only insofar as the Lessor has a legal right to lease an interest in the rights-of-way over which any Pipeline ‘extends under the terms and conditions of the right-of-way agreements under which Lessor now holds.  Lessor is not conveying any interest in real property, including but not limited to, any fee or leasehold interest in the lands above, beneath, or adjacent to the Land, except and non-exclusive license or right to occupy and use such lands pursuant to and in accordance with any Pipeline right of way agreements held by Lessor pertaining to operations in the Sargent South Field.

9. Use, Operation, Maintenance, and Improvement of Leased Property by Lessee.

(a)
Lessee or its designee shall act as operator of the Property and Pipeline. Operator shall perform its duties and obligations hereunder as an independent contractor and as an independent contractor, shall be solely responsible for its employees and equipment.  Neither Operator nor its employees shall at any time represent to any third party that Operator or any of its employees is the agent, representative, employee or servant of Owner.  Operator at its own expense, shall perform or cause to be performed all routine work, including but not limited to operational, repair, improvement, maintenance, alteration, inspection, testing, protection and other operations and activities with respect to the pipeline and facilities as are reasonably necessary to maintain the facilities in a “first-class operation condition” in accordance with rules and regulations of the Railroad Commission of Texas.  Operator shall perform all such acts as may from time to time be necessary or advisable for the orderly, safe and efficient operation of facilities. Lessee shall be responsible for costs associated with right-of-way, pipeline integrity, repairs, or taxes.

(b)
All costs associated with the use, operation, maintenance, and improvements of the Leased Property and Pipeline by Lessee, including payment of rent, capital expenditures and operating costs, shall be borne by Lessee during the term of the Lease.  Lessee shall bear all the cost of new hook-ups, and appurtenances and equipment installation necessary to use the Pipeline for gathering of gas and hydrocarbons and operating and maintaining the Leased Property including new right-of-way costs and these aforementioned shall stay the property of Lessee.

(c)	The Leased Property and Pipeline shall be used for transportation of gas or gathering of hydrocarbons, and storage of equipment.

(d)
Lessee agrees to operate and maintain the Leased Property and Pipeline in good working order and in accordance with Lessee’s normal operating procedures, and in substantial compliance with all applicable safety, regulatory and environmental regulations and laws.  Lessee agrees to comply with all laws, statues, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, relating to, or arising from the use of the Leased Property and Pipeline.  In addition, Lessee agrees to comply with the terms and conditions of those of Lessor’s right-of-way agreements, franchises, or other agreements that are directly related to Lessee’s obligations hereunder for the Leased Property and Pipeline. If Lessee receives notice of the violation of any such law, statue, ordinance, or governmental rule, regulation or requirement, it shall promptly notify Lessor thereof. Likewise, in the event that Lessor receives notice of the violation of any such law, statute, ordinance, or governmental rule, regulation or requirement, it shall promptly notify Lessee thereof.

(e)
In complying with the above-referenced laws and agreements, lessee agrees to conduct such tests, file such reports, and take any and all actions necessary to be in compliance as stated in this Section.  Lessee also agrees to furnish to Lessor results of all tests and, at Lessor’s request from time to time, other information, such as operating pressure and inspection repots, pertaining to the use of the Pipeline.

(f)
Lessee shall, at its expense, operate the Leased Property and Pipeline.  So long as this Lease is in force, Lessee shall monitor the Pipeline for any leaks and communicate to Lessor and shall repair all leaks and damages resulting there from or arising in any way in connection with the Pipeline.  Lessee will provide and maintain cathodic protection for the Pipeline.  All additions, replacements, and/or repairs shall conform to Lessor’s standards of pipeline design and constructions.  Lessee shall provide Lessor prior advance notice of any planned additions to the Leased Property or Pipeline.  Lessor shall have the right to review all design and construction plans related to the Leased Property and the Pipeline.  Lessor’s review of said designs and construction plans shall in no way relieve Lessee of any liability arising out of any additions.  Lessee shall have the right to make emergency repairs to the Leased Property and the Pipeline without the consent of the Lessor so long as such repairs conform to federal, state, and/or local regulations as well as good industry practice.  In the event Lessee makes such emergency repairs, Lessee agrees to notify Lessor of such repairs as soon as practical thereafter.  Lessee shall be responsible for all such costs to maintain, repair, and operate Leased Property and Pipeline (such as payment of rent, mowing, and others).

(g)	Lessee shall place line markers or ensure that proper line markers are in place on the Pipeline

(h)	Lessor shall have the right to physically inspect the Leased Property, at Lessor’s sole expense, at any time.

(i)           Lessee shall retain all written records pertaining to the operation of the Leases Property for a minimum of two years.

10.  Environmental Responsibilities.  Lessor shall remain responsible for all liabilities associated with any leaks, spills, or discharges or hydrocarbons or other contaminants from the Leased Property which occur prior to the Lease Commitment Date.  Lessee shall be responsible for all liabilities associated with any leaks, spills or discharges of hydrocarbons or other contaminants from the Leased Premises which occur during the term of this lease.  If a spill, leak, or discharge of hydrocarbons or other contaminants from the Leased Property should occur during the term of this Lease, then the costs associated with the remediation of the site shall be borne by Lessee.  Lessee shall promptly notify Lessor of any material spill, leak or discharge of hydrocarbons from the leased Property during the term of this Lease.

11. Indemnification by Lessee.  LESSEE SHALL BE RESPONSIBLE FOR AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD LESSOR, ITS PARENT COMPANIES, SUBSIDARIES, AFFILATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, HARMLESS FROM AND AGAINST ANY AND ALL FINES, PENALTIES, ASSESSMENTS, CLAIMS, DEMANDS, DAMAGES, COSTS, EXPENSES, LIABILITIES, SUITS OR ACTIONS OF WHATSOEVER NATURE (INCLUDING ATTORNEY’S FEES) FOR THE VIOLATION OR ALLEGED VIOLATION OF ANY STATUTES, LAWS, ORDINANCES, RULES OR REGULATIONS, AND FOR LOSS OR DAMAGE TO ANY PROPERTY (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL DAMAGES), ARISING OUT OF OR RESULTING FROM: (A) LESSEE’S USE, POSSESSION, OPERATION, MAINTENANCE OR REPAIR OF THE LEASED PROPERTY DURING THE TERM OF THIS LEASE; (B) ANY COST FOR WHICH LESSEE IS RESPONSIBLE UNDER THIS LEASE; OR (C) THE NONPERFORMANCE OF ANY OBLIGATION OF LESSEE UNDER THIS LEASE, REGARDLESS OF WHETHER IT IS CAUSED IN PART BY THE NEGLIGENT ACT OR OMISSION OF LESSOR OR ANY OF ITS OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES.  CONCERING ANY AND ALL CLAIMS AGAINST LESSOR OR ANY OF ITS OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES BY ANY EMPLOYEE OF LESSEE, OR ANYONE DIRECTLY OR INDIRECTLY EMPLOYEED BY LESSEE, OR ANYONE FOR WHOSE ACTS LESSEE MAY BE LIABLE, THE INDEMNIFICATION OBLIGATION UNDER THIS PARAGRAPH SHALL NOT BE LIMITED IN ANY WAY BY ANY LIMITATIONS OF THE AMOUNT OR TYPE OF DAMAGES, COMPENSATION OR BENEFITS PAYABLE UNDER WORKERS’ COMPENSATION ACTS, DISABILITY BENEFIT ACTS OR OTHER EMPLOYEE BENEFIT ACTS.  LESSEE AGREES TO INDEMNIFY AND HOLD LESSOR HARMELESS FROM ANY LOSSES ON ACCOUNT OF, RELATED TO OR ARISING FROM THE PRESENCE OF ANY HAZARDOUS/TOXIC WASTE OR SUBSTANCE, KNOWN OR UNKNOWN, INTRODUCED BY LESSEE IN OR AROUND LESSOR’S PROPERTY.  LESSEE AGREES AND ACKNOWLEDGES THAT LESSOR SHALL BEAR NO LIABILITY FOR WORK PERFORMEND BY ANY SUBCONTRACTOR SECURED AT LESSEE’S REQUEST OR FOR THE LESSEE’ BENEFIT AND FURTHER AGREES TO INDEMNIFY AND HOLD LESSOR HARMLESS FROM ANY LIABILITY FOR ANY LOSSES (WHETHER CAUSED IN WHOLE OR IN PART BY LESSOR’S NEGLIGENCE) CAUSED DIRECTLY OR INDIRECTLY BY SUCH SUBCONTRACTOR.  THE FOREGOING INDENMINITIES SET FORTH IN THIS AGREEMENT ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES HERETO IN ACCORDANCE WITH THE EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE NEGLIGENCE (WHETHER CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF LESSOR.

IT IS AGREED WITH RESPECT TO ANY LEGAL LIMITATION NOW OR HEREAFTER IN EFFECT AND AFFECTING THE VALIDITY OR ENFORCEMENT OF THE INDEMNIFICATION OBLIGATION UNDER THE PRECEDING PARAGRAPH, SUCH LEGAL LIMITATIONS ARE MADE A PART OF THE INDEMNIFICATION OBLIGATION AND SHALL OPERATE TO AMEND THE INDEMNIFICATION OBLIGATION TO THE MINIMUM EXTENT NECESSARY TO BRING THE PROVISION INTO CONFORMITY WITH THE REQUIREMENTS OF SUCH LIMITATIONS, AND AS SO MIDIFIED, THE INDEMNIFICATION OBLIGATION SHALL CONTINUE IN FULL FORCE AND EFFECT.

12.  LESSOR AND LESSE EXPRESSLY AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE INDEMNITIES CONTAINED HEREIN ARE “CONSPICUOUS.”

13. Insurance.  Lessee, at its sole expense, shall obtain and maintain all insurance coverages necessary to fully indemnify Lessor, including workers’ compensation, employers’ liability, comprehensive automobile liability and contractual liability, naming Lessor as additional insured. Each of the policies shall be endorsed to waive any rights of subrogation against Lessor, its subsidiaries, parent and affiliated companies and their agents, representatives, shareholders, officers, directors, and employees.  Each policy, except Worker’s Compensations, shall be endorsed to name Lessor as an additional insured.  Lessee agrees to furnish Lessor with a Certificate of Insurance evidencing coverage, and shall not materially change or cancel any coverage without providing thirty (30) days prior written notice to Lessor.  All insurance policies required herein shall be “per occurance” policies, and not “claims made” policies.  The insurance requirements herein shall be separate and distinct from the indemnity obligations set forth herein.

14. Waiver.  Lessor’s failure to insist on performance of any of the terms and conditions or to exercise any of the rights or privileges contained herein, or Lessor’s waiver of any breach hereunder, shall not thereafter waive any other terms, conditions or privileges contained herein or future breaches.

15. Authority.  Lessor and Lessee each separately for itself warrants and represents that the individual signing this Lease on behalf of Lessor and Lessee each separately for itself has the authority to enter into this Lease on behalf of Lessor and Lessee, and that upon execution this Lease shall be binding upon Lessor and Lessee.

16. Attorneys’ Fees And Expenses.  In the event Lessor prevails in the prosecution of defense of any claims in litigation or arbitration between the parties hereto, Lessee agrees to pay all attorneys’ fees, expert and consultant costs, and all other reasonable and necessary expenses incurred by Lessor in such litigation or arbirartion.

17. Force Majeure.  Except for the payment of any monies which may become due hereunder and the obligation of indemnity and insurance by Lessee contained herein, each party shall be absolved from the obligations under this Lease when and to the extent that performance is delayed or prevented by reason of acts of God, flood, explosion, war, riots, strikes, labor disputes, embargo, or governmental laws, order or regulations, or other conditions beyond the reasonable control of the affected party.  The affected party shall, however, exhibit its best efforts to avoid or remove the cause or causes of its nonperformance as expeditiously as possible.

18. Environmental Compliance. Lessee further agrees that it shall be totally responsible for any and all waste and/pr hazardous substances introduced by Lessee and shall perform all clean-up and removal of such substances. In the event Lessee does not perform such clean-up and/or removal, Lessor may perform clean-up and removal of such substances and Lessee shall reimburse Lessor for all cost and expenses thereof, including attorney’s fees. LESSEE SHALL INDEMNIFY LESSOR FOR ALL LOSSES, DAMAGES, CLAIMS, DEMANDS, COSTS, CHARGES, AND OTHER EXPENSES, INCLUDING ATTORNEYS’ FEES, AS WELL AS EXPERTS AND CONSULTANT FEES, INCURRED BY LESSOR RELATED TO SUCH CLEAN-UP AND/OR REMOVAL, EVEN IF THE LOSSES, DAMAGES, CLAIMS, DEMANDS, COSTS, FEES, AND EXPENSES ARE CAUSED BY OR CONTRIBUTED TO BY THE NEGLIGENCE OF LESSOR. The indemnities in this paragraph shall be in addition to any other indemnity obligation between Lessor and Lessee, including any other indemnity obligation contained herein.

19. Permits. Lessor shall procure and keep in effect at all times all permits and licenses required by any federal, state or local governments or regulatory agency in connection with the Property and the Pipeline and shall promptly produce evidence of same to Lessee upon demand.

20. Termination.

(a)
Upon the expiration or termination of the Lease, the Lessee shall immediately surrender possession of the Leased Premises in the same condition as received on the Lease Commencement date, reasonable wear and tear accepted, and shall have no further right, title or interest in the Property.

(b)
Within thirty (30) days of the termination of the Lease, Lessee shall be permitted, but not required, to remove all items of equipment added to the Leased property by Lessee during the term of this Lease; except that if any such items of equipment of Lessee are not readily removable, the Lessee shall have the right to leaves such equipment on the Leased property at the termination of this Lease and the items of equipment so remaining shall continue to be owned thereafter by the Lessee.  All items removed by Lessee shall be removed in a good, workmanlike manner so as to leave the remaining Leased Property in a safe condition.

(c)
If Lessee has borne all costs associated with new hook-ups, appurtenance and equipment installation, following the Lease Commencement Date, for gathering of gas and hydrocarbons, at termination these assets title or interest shall remain the property of Lessee unless they are not removed within sixty (60) days of the termination of this Lease.

(d)
In the event the entire Property is appropriated or taken under the power of eminent domain by any authorized or public authority, this Lease shall terminate and expire as of the date of such taking.  Lessee expressly waives any right to participate in, or be entitled to any part of any condemnation award.

(e)
Upon the termination of this lease, Lessee shall deliver to Lessor copies of any and all operating records associated with the Leased Property which are required to be maintained by applicable regulatory requirements and other operating records which are in Lessee’s possession.

21. Notification of Claims; Cooperation.  Each party shall promptly notify the other party in writing of any claim involving the Leased Property for which the notifying party intends to hold the other party responsible under the provisions of this Lease.  The parties hereto shall cooperate fully with one another in connection with any matters covered by the indemnity obligations under this Lease.  Such cooperation shall include, without limitation, providing the other party with reasonable access to files and property and advance notification of any meetings of communications with any third parties which could affect the rights car obligations of the other party under this Lease.

22. Liens.

(a)
Lessee shall keep the Property free from any liens arising from any work performed, materials furnished, or obligations incurred by or at the request of the Lessee.  All persons either contracting with Lessee or furnishing or rendering labor and materials to Lessee shall be notified in writing by Lessee that they must look only to Lessee for payment for any labor and labor and materials.

(b)                   Lessor shall keep the Property free from an liens arising from any work performed, materials furnished, or obligations incurred by or at the request of the Lessor.

(c)
Lessee shall not allow any lien of encumbrance to be places on the Leased Property, or at any part thereof, by operation of law or otherwise.  If Lessee allows any such lien or encumbrance to be placed on the Leased Property, or any part thereof, then Lessee shall cause the same to be removed within sixty (60) days after receipt of written of notice from Lessor to do so; or, in the alternative, if Lessee fails or refuses to do so, Lessee shall indemnify and hold Lessor harmless from any and all claims, demands and causes of action resulting from Lessee’s failure or refusal to remove such lien or encumbrance.

23. Taxes.

(a)	Lessor shall be responsible for and pay any and all ad valorem taxes assessed against the Leased Property.

24. Default; Waiver.  If Lessee should in the performance of any of its obligations under this Lease, then Lessor may not terminate this Lease except after giving Lessee thirty (30) days prior written notice, setting forth the specific details of such default; PROVIDED HOWEVER, that if Lessee remedies such default within such 30-day period, or initiates steps to remedy such default within such 30-day period and diligently pursues such remedy until completion, they this Lease shall not terminate.  Any waiver by Lessor of a default by Lessee in the performance of an provision of this Lease shall apply only to the specific instance for which such waiver is given and shall not be deemed to be a waiver by Lessor of any other or subsequent default by Lessee in the performance of the same or any other provision of this Lease.

25. Dispute Resolution.  In the event of any material dispute, material claim, material questions, or material disagreement arising out of or related to this Agreement or the breach of a material term thereof, the parties shall use their best efforts to settle such disputes, claims, questions, or disagreement.  To this effect they shall consult and negotiate with each other in good faith and, recognizing their mutual interest, attempt to reach a just and equitable solution satisfactory to both parties.  If after a period of sixty (60) days, then upon notice by either party to the other, disputes, claims, questions, or differences shall be finally settled by binding arbitration administered by the American Arbitration Association (or another arbitration service jointly agreed upon) in accordance with the provisions of its applicable rules.  The arbitrators shall apply Texas law without varying therefrom. The losing party shall promptly pay the winning party all costs and reasonable attorneys’ fees incurred by the prevailing party in such action.

26. Miscellaneous.

(a)
This Lease embodies the entire agreement between the parties. This Lease may not be modified or amended except in writing and executed by the parties hereto in the same manner as this Lease. If any provision of this Lease is held invalid, it shall be considered deleted from this Lease, and shall not invalidate the remaining provisions of this Lease.

(b)	The paragraph headings of this Lease are for convenience only and shall not be used in construing the meaning of any provisions of this Lease.

(c)
This Lease shall be governed by and interpreted in accordance with the internal laws of the State of Texas, excluding any conflict-of-laws rule or principle, which may refer the laws of the State of Texas to the laws of any other jurisdiction.

(d)	No amendment of modification of this. Lease shall be binding or valid unless expressed in writing and executed by both Parties hereto.

(e)
It is expressly understood and agreed between the parties hereto that Lessor shall not be construed or held to be a partner or associate of Lessee in the conduct of its business, it being understood and agreed that the relationship between the Parties hereby is and shall at all times remain that of Lessor and Lessee.

(f)	This Lease may be executed in one of more counterparts, each of which shall be deemed and original, and all of which taken together shall constitute one instrument.

(g)	Whenever required by the context of this Lease, the singular includes the plural, and the masculine includes the feminine or the neuter.

(h)
This Lease is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations.  If any provision of this Lease, or the application thereof to any person or circumstance is for any reason or to any extent invalid or unenforceable, the remainder of this Lease and the application of such provisions to the other persons or circumstances shall not be affected thereby, but rather is to be enforced to the greatest extent permitted by law.

27.  All notices provided for hereunder shall be mailed to Lessor or Lessee at the following addresses, to-wit:

For Lessor:	Century Assets Corporation
12707 Boheme Drive #1506
Houston, TX 77024
TID# 133-487112
Attention: E.R. DeStefano

For Lessee:	Century Resources, Inc.
5851 San Felipe
Suite 775
Houston, TX 77057

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease, effective as the day and year first above written.

LESSOR:	LESSEE:

Century Assets Corporation	Century Resources Inc.

By: /s/ Edward R. DeStefano	By: /s/ Edward R. DeStefano

Edward R. DeStefano

Title: President	Title: President

THE STATE OF TEXAS:

COUNTY OF HARRIS:

BEFORE ME, the undersigned authority, on this day personally appeared Edward R. DeStefano, known to me to be the person whose name is subscribed to the foregoing instrument as President of CENTURY ASSETS CORPORATION, a Delaware corporation, and acknowledged to me that he executed the same for the proposes and consideration therein ex-pressed, in the capacity stated, and as the act and deed of said corporation.

GIVEN UNDERMY HAND AND SEAL OF OFFICE, this 2 day of August, 2007.

                                                                                                                                                                                                                                         /s/ Sharie Cooper
Notary Public in and for
Harris County, Texas

THE STATE OF TEXAS:

COUNTY OF HARRIS:

BEFORE ME, the undersigned authority, on this day personally appeared Edward R. DeStefano, known to me to be the person whose name is subscribed to the foregoing instrument as President of CENTURY RESOURCES INC., a Delaware corporation, and acknowledged to me that he executed the same for the proposes and consideration therein ex-pressed, in the capacity stated, and as the act and deed of said corporation.

GIVEN UNDERMY HAND AND SEAL OF OFFICE, this 2 day of August, 2007.

                                                                                                                                                                                                                                        /s/ Sharie Cooper
Notary Public in and for
Harris County, Texas